Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated July 28, 2010 on the financial statements of Tai Shan Communications, Inc. and Subsidiaries, for the years ended December 31, 2009 and 2008 and the quarters ending March 31, 2010 and 2009 included herein on the registration statement of Tai-Shan Communications, Inc. and Subsidiaries on Form S-1, and to the reference to our firm under the heading “Expert” in the prospectus.

/s/ Acquavella, Chiarelli, Shuster, Berkower & Co., LLP

Certified Public Accountants
New York, N.Y.
August 10, 2010